                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                 MAPCO Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------
     (5) Total fee paid:
                            $125 via wire transfer
- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- - --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- - --------------------------------------------------------------------------------
     (3) Filing Party:

- - --------------------------------------------------------------------------------
     (4) Date Filed:

- - --------------------------------------------------------------------------------

                                                                  April 10, 1996

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of the Company which will be held at 9:00 a.m., Central Daylight Time, Wednesday, May 29, 1996 at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas.

     The formal Notice of the Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

     Whether or not you plan to attend the Annual Meeting, please execute and return the enclosed proxy at your earliest convenience. Your shares will then be represented at the meeting and the Company will avoid the expense of further solicitation to assure a quorum and a representative vote. If you later attend the meeting and wish to vote in person, you may withdraw your proxy and so vote at that time.

                                           Very truly yours,


                                           /s/ JAMES E. BARNES
                                           JAMES E. BARNES
                                           Chairman of the Board, President
                                           and Chief Executive Officer

                                   MAPCO INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of MAPCO Inc., a Delaware corporation, will be held on Wednesday, May 29, 1996 at 9:00 a.m., Central Daylight Time, at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas, for the following purposes:

          1. To elect four nominees for Directors to Class II Directorships;

          2. To consider and act upon a proposal to approve the selection of Deloitte & Touche LLP as independent auditors for the year ending December 31, 1996; and

          3. To transact any other business which may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 22, 1996 will be entitled to notice of and to vote at the Annual Meeting. The transfer books will not be closed and will be maintained at Harris Trust Company of New York, 311 West Monroe, Chicago, IL 60690.

     Mailing of this Notice, the Proxy Statement and the 1995 Annual Report to Stockholders is expected to begin on April 10, 1996.

                                            By Order of the Board of Directors

                                            DAVID W. BOWMAN
                                            Senior Vice President, General
                                            Counsel
                                            and Secretary

Tulsa, Oklahoma
April 10, 1996

     You are cordially invited to attend the meeting. Whether or not you plan to do so, please sign and date the accompanying proxy and mail it at once in the enclosed envelope, which requires no postage if mailed in the United States.

                                   MAPCO INC.
                          1800 SOUTH BALTIMORE AVENUE
                             TULSA, OKLAHOMA 74119

                                PROXY STATEMENT

     This statement is furnished in connection with the Annual Meeting of Stockholders of MAPCO Inc. (the "Company") to be held at 9:00 a.m., Central Daylight Time, May 29, 1996 at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas.

     Stockholders of record at the close of business on March 22, 1996 will be entitled to vote at the meeting.

                            SOLICITATION OF PROXIES

     Execution and return of the enclosed proxy, which may be revoked at any time prior to the meeting, is being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting.

     Solicitation other than by mail may be made personally, by telephone or by telegraph, by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request persons, such as brokers, nominees and fiduciaries, holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and request authority for the execution of the proxy and will reimburse such persons for their expenses in so doing. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies at a cost not expected to exceed $15,000. The total cost of soliciting proxies will be borne by the Company. All shares represented by valid proxies will be voted, absent contrary instructions.

                               VOTING SECURITIES

     Each Stockholder is entitled to one vote for each share of Common Stock, $1.00 par value ("Common Stock"), registered in his name on the Company's books at the close of business on March 22, 1996. The Company has no other voting securities outstanding. Stockholders do not have cumulative voting rights in the election of Directors. Other than the election of Directors, the approval of each proposal that is being submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. Although abstentions and broker non-votes will be included in the calculation of the number of shares that are considered present at the Annual Meeting, they will not be counted as votes cast. As of March 22, 1996, the record date for voting, there were 28,852,506 shares of Common Stock of the Company outstanding and entitled to vote.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     According to information from Schedule 13G filings as of March 11, 1996, the following table lists the Stockholders known to the Company to be beneficial holders of more than five percent of the outstanding Common Stock of the
Company:

                                       AMOUNT & NATURE
         NAME & ADDRESS OF              OF BENEFICIAL      PERCENT
         BENEFICIAL OWNER                 OWNERSHIP        OF CLASS
- - -----------------------------------    ---------------     --------
Sanford C. Bernstein & Co., Inc.         2,765,939(1)        9.3%
One State Street Plaza
New York, NY 10004

                                       AMOUNT & NATURE
         NAME & ADDRESS OF              OF BENEFICIAL      PERCENT
         BENEFICIAL OWNER                 OWNERSHIP        OF CLASS
- - -----------------------------------    ---------------     --------
Loomis, Sayles & Company, L.P.           2,024,600(2)        6.9%
One Financial Center
Boston, MA 02111

Bankers Trust New York Corporation         312,533(4)        1.1%
and its wholly-owned subsidiary,
Bankers Trust Company, as Trustee
for various trusts and employee
benefit plans and as an investment
advisor(3)
280 Park Avenue
New York, NY 10017

- - ---------------

(1) Schedule 13-G filed by Sanford C. Bernstein & Co., showing beneficial ownership as of December 31, 1995; sole power to vote or direct the vote of 1,491,690 shares and shared power to vote or to direct the vote of 291,765 shares; sole dispositive power of 2,765,939 shares and no shared dispositive power.

(2) Beneficial ownership as of December 31, 1995; sole power to vote or to direct the vote of 680,875 shares and no shared voting power; shared power to dispose of or to direct the disposition of 2,024,600 shares and no sole dispositive power.

(3) Schedule 13-G filed on behalf of Bankers Trust New York Corporation as parent holding company pursuant to the provisions of Rule 13d-1(b)(ii)G and on behalf of Bankers Trust Company as a Bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934. Bankers Trust Company (the "Bank"), as Trustee of the MAPCO Inc. and Subsidiaries Profit Sharing and Savings Plan, was also record owner of 2,250,633 shares, or 7.7% of the Issuer's outstanding common stock, with respect to which the Bank and Bankers Trust New York Corporation disclaim beneficial ownership.

(4) Beneficial ownership as of December 31, 1995; sole power to vote or to direct the vote of 88,530 shares and no shared voting power; sole power to dispose of or to direct the disposition of 309,083 shares; and shared power to dispose of or to direct the disposition of 3,450 shares.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes with the terms of office of the Directors of each class ending in different years. After the Annual Meeting of Stockholders for which this Proxy Statement has been prepared, the Class I, II and III Directors are to serve until the Annual Meeting of Stockholders in 1998, 1999 and 1997, respectively, or until their successors are elected.

     Class II nominees for election as director were considered at the Governance Committee meeting held on March 25, 1996. It was unanimously approved that James E. Barnes, Samuel F. Segnar, Frank T. MacInnis and Harry A. Fischer, Jr. be nominated for election as Class II Directors at this Annual Meeting of Stockholders. All of the nominees except for Mr. MacInnis are currently serving as Directors. Each of the nominees has consented to nomination and will serve as a Director if elected. If any of the nominees should be unable to serve, which is not anticipated, proxies will either be voted for the election of a substitute nominee or the number of Directors will be accordingly reduced by action of the Board of Directors. During 1995, MAPCO Inc. decreased Board membership by one member due to the early retirement of Robert M. Howe as Class I Director. Mr. Philip C. Lauinger, Jr. declined to stand for re-election as Class II Director but will remain on the Board until the Annual Meeting. There are currently no vacancies on the Board of Directors.

           COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following tabulation provides information as to each person nominated for election as a Director and each of the other Directors whose term of office will continue after the meeting. The table also shows information concerning beneficial ownership of the Company's Common Stock by all Directors and nominees and by the Company's Chief Executive Officer, each of the Company's four other most highly compensated executive officers for 1995 and two other individuals who ceased to be executive officers in 1995 but whose compensation would have placed them in this group (the "named Executive Officers") and all Directors and Executive Officers as a group. In 1994, the Board reviewed the policy-making functions of the Company's officers and redefined which officers would be included as Executive Officers (those officers with reporting responsibilities under Section 16 of the Securities and Exchange Act of 1934, as amended). As a result of this and subsequent reviews, the Board has specifically designated the Chairman, the President, all Senior Vice Presidents, the Vice President, Controller and Tax, the Vice President, Treasurer and Investor Relations and the Vice President -- Strategic Planning (elected by the Board in March of 1996) of the Company as Executive Officers. The persons named below have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted. In addition, unless otherwise indicated, such persons have held their respective principal occupations stated therein for more than five years.

                                                                      NUMBER OF
                                                                      SHARES OF
                                                                     COMMON STOCK
                                                                     BENEFICIALLY
                                                                    OWNED DIRECTLY
                                                                    OR INDIRECTLY
                 DIRECTOR, NOMINEE OR                DIRECTOR        ON MARCH 22,        PERCENT
                NAMED EXECUTIVE OFFICER               CLASS              1996            OF CLASS
    -----------------------------------------------  --------       --------------       --------
    Wayne K. Goettsche-Age 62                             I               14,000(3)       (1)
    Houston, Texas. Director
    since November 1979. Chairman
    of the Board of Quoin Financial
    Corporation, a financial and
    management consulting firm.

    Donald L. Mellish-Age 68                              I               25,100(3)       (1)
    Anchorage, Alaska.
    Director since June 1981.
    Chairman of the Executive
    Committee and a Director of
    National Bancorp of Alaska, Inc.

    Robert L. Parker-Age 72                               I               14,400(3)       (1)
    Tulsa, Oklahoma. Director
    since May 1986. Chairman
    of the Board of Parker
    Drilling Company, an international
    oil and gas drilling company.
    Presently, a Director of Bank
    of Oklahoma Financial Corporation,
    Clayton Williams Energy, Inc.,
    Weatherford-Enterra Corporation,
    Norwest Bank of Texas (Kerrville),
    Southern Methodist University,
    St. Francis Hospital (Chairman) and
    the Development Board of Texas
    University.

                                                                      NUMBER OF
                                                                      SHARES OF
                                                                     COMMON STOCK
                                                                     BENEFICIALLY
                                                                    OWNED DIRECTLY
                                                                    OR INDIRECTLY
                 DIRECTOR, NOMINEE OR                DIRECTOR        ON MARCH 22,        PERCENT
                NAMED EXECUTIVE OFFICER               CLASS              1996            OF CLASS
                -----------------------              --------       --------------       --------
    James E. Barnes-Age 62                               II              442,459(2)        1.5%
    Tulsa, Oklahoma. Director,
    Chairman of the Board, President
    and Chief Executive Officer of the
    Company since September, 1995.
    Director, Chairman of the Board and
    Chief Executive Officer of the
    Company since December, 1991.
    Director, Chairman of the Board,
    President and Chief Executive Officer
    of the Company from May 1986 to
    December 1991. Director, President
    and Chief Executive Officer of the
    Company from February 1984
    to May 1986. Advisory, non-voting
    Director, Senior Executive Vice President
    and Chief Operating Officer of the
    Company from June 1983 to
    February 1984. Presently a
    Director of Bank of Oklahoma
    Financial Corporation, SBC
    Communications Inc. and Kansas
    City Southern Industries, Inc.

    Philip C. Lauinger, Jr.-Age 60                   II                   17,800(3)(4)    (1)
    Tulsa, Oklahoma. Director since
    August 1973. Presently Chairman
    and Chief Executive Officer of Lauinger
    Publishing Company, which provides
    investment and advisory services to
    the business publishing industry;
    Formerly Director, Chairman and Chief
    Executive Officer of PennWell
    Publishing Company, an international
    business magazine and information
    publishing company. Presently a Director
    of Bank of Oklahoma Financial Corporation.

                                                                      NUMBER OF
                                                                      SHARES OF
                                                                     COMMON STOCK
                                                                     BENEFICIALLY
                                                                    OWNED DIRECTLY
                                                                    OR INDIRECTLY
                 DIRECTOR, NOMINEE OR                DIRECTOR        ON MARCH 22,        PERCENT
                NAMED EXECUTIVE OFFICER               CLASS              1996            OF CLASS
                -----------------------              --------       --------------       --------
    Harry A. Fischer, Jr.-Age 69                     II                 14,000(3)          (1)
    Glenview, Illinois. Director
    since May 1986. Chairman since
    January 1988, Chairman, President and
    Chief Executive Officer from November
    1985 to January 1988, and President
    and Chief Executive Officer from November
    1980 to November 1985 of Daubert
    Industries, Inc., a manufacturer of
    chemically treated papers, coatings,
    rust and corrosion prevention chemicals,
    adhesives, sealants and masking tape
    products. Formerly a Director of
    Lee Enterprises, Incorporated.

    Frank T. MacInnis-Age 49.                        II                      0             (1)
    Norwalk, Connecticut. Nominee
    for Class II Director. Chairman
    of the Board, President and Chief
    Executive Officer of EMCOR Group,
    Inc., one of the world's largest
    electrical and mechanical construction
    and facilities management services groups.
    Formerly Chairman of the Board,
    President and Chief Executive
    Officer of Comstock Group, Inc.,
    a nationwide electrical contracting
    company. Presently Chairman of the
    Board of Comstock Communications,
    Inc. and a Director of PORTEC, Inc.

                                                                      NUMBER OF
                                                                      SHARES OF
                                                                     COMMON STOCK
                                                                     BENEFICIALLY
                                                                    OWNED DIRECTLY
                                                                    OR INDIRECTLY
                 DIRECTOR, NOMINEE OR                DIRECTOR        ON MARCH 22,        PERCENT
                NAMED EXECUTIVE OFFICER               CLASS              1996            OF CLASS
                -----------------------              --------       --------------       --------
    Samuel F. Segnar-Age 68                          II                   13,000(3)       (1)
    Houston, Texas. Director
    since September, 1989. Retired
    Chairman and Chief Executive Officer
    of ENRON Corporation; Formerly
    Chairman of the Board of Collecting
    Bank, N.A., Houston and Vista
    Chemical Co. (1986-1988). Presently
    a Director of Textron, Inc.,
    Seagull Energy Corporation,
    Hartmarx Corporation, Gulf States
    Utilities Company and Probank and
    serves on the Advisory Board of
    Pilko & Associates and the
    National Advisory Board of First
    Commercial Bank; Owner, Sam F.
    Segnar Interests, a company involved
    in construction, development and
    heavy equipment businesses.

    Herman J. Schmidt-Age 79                         III                  14,927(3)       (1)
    Greenwich, Connecticut.
    Director since May 1979. Retired
    October 1978 as Vice Chairman
    of Mobil Oil Corporation, an
    international oil company.
    Presently a Director of
    H. J. Heinz Company and HON
    Industries, Inc.

    Malcolm T. Hopkins-Age 68.                       III                  15,707(3)       (1)
    Asheville, North Carolina.
    Director since May 1986.
    Retired October 1984 as
    Vice Chairman and Chief
    Financial Officer, St. Regis
    Corporation, a diversified,
    multi-national forest products
    company, that also had insurance,
    oil and gas and chemical operations.
    Presently a private investor
    and a Director of The Columbia
    Gas System, Inc., Metropolitan
    Series Fund, Inc., State Street
    Research Portfolios, Inc.,
    EMCOR Group Inc., Phar-Mor, Inc.,
    U.S. Home Corporation and
    KinderCare Learning Centers, Inc.

                                                                      NUMBER OF
                                                                      SHARES OF
                                                                     COMMON STOCK
                                                                     BENEFICIALLY
                                                                    OWNED DIRECTLY
                                                                    OR INDIRECTLY
                 DIRECTOR, NOMINEE OR                DIRECTOR        ON MARCH 22,        PERCENT
                NAMED EXECUTIVE OFFICER               CLASS              1996            OF CLASS
                -----------------------              --------       --------------       --------
    Donald Paul Hodel-Age 60                         III                  10,100(3)          (1)
    Silverthorne, Colorado. Director
    since September, 1990. Presently
    Managing Director of Summit Group
    International, Ltd., an energy and
    natural resources consulting firm;
    Director of The Columbia Gas System
    Inc.; Director of Taylor Energy
    Company, a privately-held independent
    oil and gas company; Vice-Chairman,
    Texon Corporation; Director of Hart
    Publications Inc.; Director of Eagle
    Publishing, Inc.; From 1985 to 1989,
    Secretary, U.S. Department of
    the Interior. Secretary, U.S.
    Department of Energy 1982-1985.
    Under Secretary, U.S. Department
    of the Interior 1981-1982.
    Formerly Chairman, National Critical
    Materials Council; Chairman Pro Tem,
    Member, Domestic Policy Council,
    1986-1989.

    W. Jeffrey Hart                                                      127,029(2)          (1)

    David W. Bowman                                                       78,081(2)          (1)

    Joseph W. Craft III                                                  135,889(2)          (1)

    Robert G. Sachse                                                      30,205(2)          (1)

    Robert M. Howe                                                       351,586(2)         1.2%

    Frank S. Dickerson, III                                              128,334(2)          (1)

    All Directors and Executive Officers                               1,627,598(2)         5.6%
    as a group (21 persons)

- - ---------------

(1) Does not exceed one percent.

(2) Includes options for the Company's Common Stock that may be exercised within 60 days by Messrs. Barnes (250,531), Hart (75,398), Bowman (56,213) Craft (72,693), Sachse (22,563), Howe (267,900), Dickerson (113,270) and all
    Executive Officers and Directors as a group (1,129,017). Also includes shares of the Company's Common Stock that are allocated as of December 31, 1995 under the MAPCO Inc. & Subsidiaries Profit Sharing and Savings Plan ("PSSP") (Mr. Barnes 1,920 shares, Mr. Hart 2,094 shares, Mr. Bowman 4,325 shares, Mr. Craft 2,103 shares, Mr. Sachse 1,490 shares, Mr. Howe 5,369 shares and Mr. Dickerson 2,014 shares) and under the MAPCO Inc. & Subsidiaries Employee Stock Ownership Plan ("PAYSOP") as of December 31, 1995 (Mr. Barnes 38 shares, Mr. Hart 1,142 shares, Mr. Bowman -0- shares, Mr. Craft 103 shares, Mr. Sachse 59 shares, Mr. Howe -0- shares and Mr. Dickerson -0- shares). Includes 337 shares held by the spouse of one Executive Officer, who is also an employee of the Company, in the PSSP and PAYSOP.

(3) Includes options for the Company's Common Stock that may be exercised within 60 days by all non-employee Directors under the 1989 Outside Directors Stock Option Plan and includes shares held in the dividend reinvestment plan of MAPCO Inc. Fractional shares held in the dividend reinvestment plan have been rounded.

(4) Does not include 1,000 shares owned by Mrs. Philip C. Lauinger, Jr. with respect to which Mr. Lauinger has disclaimed all beneficial ownership.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     During 1995, Mr. Wayne K. Goettsche, an Outside Director for the Company, was employed through Quoin Financial Corporation ("Quoin") as a consultant for the Company to explore opportunities in mining and coal sales in foreign markets. Mr. Goettsche is Chairman of the Board of Quoin and he and the members of his family are beneficiaries of a trust which owns the common stock of Quoin. Mr. Goettsche was paid $632,275.00 for consulting services to the Company and for expenses incurred from January 1, 1995 through December 31, 1995. This arrangement is expected to continue during 1996, at the rate of $45,000 per month plus expenses.

               MEETINGS, COMMITTEES AND COMPENSATION OF THE BOARD

     During 1995, six meetings of the Board of Directors were held. All Directors attended at least seventy-five percent of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served). The Board has established four committees to assist it in the discharge of its responsibilities. The principal functions of each committee are described in the succeeding paragraphs.

                              EXECUTIVE COMMITTEE

     The Executive Committee has and may exercise all the powers of the Board of Directors except to (1) elect Directors, (2) alter, amend or repeal the Company's By-laws, (3) declare any dividend or make any other distribution to the Stockholders of the Company, (4) appoint any member of any Board Committee or (5) authorize any merger or consolidation, or sale, lease or encumbrance of all or substantially all the assets of the Company, or any acquisition by the Company of all or substantially all of the business or assets of any other corporation or entity. The Committee did not meet in 1995. The Committee members are James E. Barnes (Chairman), Wayne K. Goettsche, Robert L. Parker and Herman
J. Schmidt.

                                AUDIT COMMITTEE

     The Audit Committee's functions are (1) to recommend to the Board of Directors, subject to stockholder approval, the selection of the Company's independent auditors (2) on behalf of the Board of Directors to oversee the Company's financial reporting process, (3) to review and discuss with the internal auditor and the independent auditors, the overall scope and specific plans for their respective audits, (4) to review and discuss with the internal auditor and independent auditors the results of their examinations, their evaluations of the Company's internal controls, and their assessments of the overall quality of the Company's financial reporting, and (5) such additional duties as may be assigned by the Board of Directors. This Committee had five meetings during 1995. The Committee members are Wayne K. Goettsche (Chairman), Harry A. Fischer, Jr., Philip C. Lauinger, Jr. and Donald Paul Hodel. Due to his service to the Company as a Consultant, Mr. Goettsche took a temporary leave of absence from the Audit Committee during 1995. Mr. Lauinger acted as Chairman of the Audit Committee during Mr. Goettsche's temporary absence. If elected to the Company's Board of Directors, Mr. MacInnis will serve on the Audit Committee following this Annual Meeting of Stockholders in place of Mr. Lauinger, who has declined to stand for re-election.

                             COMPENSATION COMMITTEE

     The Compensation Committee's functions are to (1) approve the salaries of all Executive Officers (those officers with reporting obligations under Section 16 of the Securities and Exchange Act of 1934, as amended), (2) designate participants, establish objectives, establish applicable performance measurement criteria and make awards under all executive incentive compensation plans, including stock-based plans, (3) review summary data of annual segment incentive compensation plans, (4) establish the Company's overall compensation philosophy and annual merit budget guidelines and monitor the appropriateness and consistency of the Company's compensation practices, goals, policies and philosophies, (5) review from time to time data prepared by third party consultants to gauge the appropriateness and competitiveness of compensation and benefits for executive personnel, (6) review from time to time the level and composition of all elements of compensation, benefits and perquisites provided to non-employee members of the Board of Directors, (7) amend and oversee the administration of health plans and qualified and non-qualified benefit plans, including approving all contributions to profit sharing plans, and delegate to the management of the Company limited authority to amend benefit plans, (8) evaluate the performance of the Chief Executive Officer ("CEO") and other Executive Officers and counsel the CEO in management development and performance evaluation matters, (9) assure that effective succession planning is conducted for the CEO and other Executive Officers, (10) review and approve compensation and benefit information to be included in the Company's annual proxy statement and prepare, over the names of the Committee members, the "Compensation Committee Report on Executive Compensation" on an annual basis for the Company's proxy statement; (11) recommend to the Board of Directors for final approval: the adoption of health plans and qualified and non-qualified benefit plans and the adoption and amendment of executive incentive compensation and stock-based plans, the adoption and amendment of compensation and benefit plans and programs for non-employee members of the Board of Directors and employment continuation agreements or similar agreements proposed to be entered into with any executive. This Committee had seven meetings during 1995. The Committee members are Samuel
F. Segnar (Chairman), Malcolm T. Hopkins, Donald L. Mellish, Robert L. Parker and Herman J. Schmidt.

                        NOMINATING/GOVERNANCE COMMITTEE

     The Nominating Committee's functions are to recommend candidates for membership on the Board of Directors and to recommend the duties and makeup of the committees of the Board of Directors. To be considered for inclusion in the slate of nominees proposed by the Board of Directors at the next annual meeting, such recommendations, including the nominees' qualifications and consent, should be sent to the Committee in care of the Secretary of the Company and received no later than December 31, 1996. The Committee had five meetings in 1995. The current Committee members are Donald L. Mellish (Chairman), Robert L. Parker, Herman J. Schmidt and Samuel F. Segnar.

     In January of 1996, the Nominating Committee recommended, and the Board of Directors approved, to change the name of the Committee to the Governance Committee and to increase the responsibilities of the Committee to include the recommendation of changes in the Company's governance policies and practices. In addition, the Board, at its January meeting, approved a new Governance Policy for the Company.

     Under the Governance Policy adopted by the Board, Board membership is to consist of executives having a diversity of experience, gender, race and age with a current affiliation which affords exposure for the Company to contemporary business issues. The Policy also requires that Board membership be composed overwhelmingly in favor of independent, Outside Directors. The Policy encompasses the concept of a "lead" Director when the officers of Chairman of the Board and CEO are held by the same individual. In addition, consideration is to be given to rotation of Director Committee memberships to broaden a Director's contribution and impact on the Board. The Policy encourages Board members to own the Company's common stock and to volunteer to resign when responsibilities change from that held when elected to the Board or upon reaching age 70.

     The Governance Committee is charged with the overall responsibility for identifying, screening and recommending prospective Board members and current Directors who are eligible to stand for re-election. The

Committee is also to review the Governance Policy on a periodic basis to ensure the Policy receives scrutiny by the Board and that the stated guidelines remain current.

                           COMPENSATION OF THE BOARD

     Employee directors are not compensated for services as a director. Non-employee directors ("Outside Directors") receive an annual retainer of $25,000 and, with the exception of director Donald L. Mellish, a fee of $1,000 for attendance at each Board or Committee meeting. Because Mr. Mellish routinely travels to Board or Committee meetings from outside the contiguous 48 states, he receives double the Board or Committee meeting attendance fee of $1,000; provided, however, if the Board and Committee meetings are held jointly, only his Board attendance fee is doubled. The Audit and Compensation Committee Chairmen receive additional annual compensation of $4,000 and the Nominating Committee Chairman receives annual compensation of $3,000 in addition to Committee attendance fees. The Company also reimburses its Directors for travel, lodging and related expenses incurred in attending Board and Committee meetings and provides each Outside Director with $100,000 in life insurance benefits and $250,000 in accidental death and dismemberment insurance benefits.

     Outside Directors are eligible to participate in the 1986 Retirement Plan for Non-Employee Directors (the "Director Retirement Plan"). Under the Director Retirement Plan, an Outside Director who has completed at least five years of service as a member of the Board of Directors and retires from the Board after attaining age 70 will receive a benefit for life equal to the annual retainer fee payable to Outside Directors at the time of his retirement. An Outside Director who has not attained age 70 at the time he leaves the Board, but who has completed at least five years of service as a member of the Board, will generally receive a benefit equal to the annual retainer fee then payable to Outside Directors for the lesser of (i) the number of years during which the Outside Director served as a member of the Board or (ii) ten years. Upon the occurrence of a Change in Control (as defined in the Employment Continuation Agreements for executive officers described below), all Outside Directors will be entitled to receive a benefit under such plan, regardless of the length of Board membership. Such benefit will be equal to the annual retainer fee then payable to an Outside Director during his lifetime for a period equal to the greater of (i) the number of years during which the Outside Director served as a member of the Board or (ii) ten years.

     At its January 1996 meeting, the Board determined to eliminate benefits under the Director Retirement Plan for all Directors whose initial term of office begins on or after January 1, 1996. Benefits to retired Outside Directors and for Outside Directors whose service began prior to January 1, 1996, were not affected by this revision to the Plan. This change became effective on January 23, 1996.

1989 OUTSIDE DIRECTOR STOCK OPTION PLAN

     In 1989, the Company, with the approval of the Stockholders, adopted the 1989 Outside Director Stock Option Plan (the "Director Plan"). All Outside Directors are eligible to participate in the Director Plan. There are currently nine Outside Directors.

     The maximum number of shares of the Company's Common Stock that may be issued under the Director Plan is 200,000. In the event of a stock split or a stock dividend or other relevant change affecting the Company's Common Stock, appropriate adjustments may be made in the number of shares that could be issued in the future and in the number of shares and price of all outstanding options granted before such event. If an option is canceled or expires without the issuance of shares, the shares subject to such option will be available for future grants under the Director Plan.

     Annual Grants. In each calendar year during the term of the Director Plan, each Outside Director will receive an immediately exercisable option having a ten-year term to purchase 2,000 shares of the Company's Common Stock. Each such annual award shall be made on the later of the first business day following the annual meeting of the Company's Stockholders or June 1 and shall have an option price equal to the fair market value of a share of the Company's Common Stock on the date of grant.

     The Board, at its January 1996 meeting, voted to amend the Director Plan to reduce the annual option award from 2,000 to 1,000, effective January 1, 1996. In lieu of the grant of 1,000 options, the Company has adopted the Outside Director Phantom Stock Plan, described below.

     Termination of Board Membership. In the event that an Outside Director's board membership terminates by reason of retirement after attaining age 70, long-term disability or death, such Director's options may thereafter be exercised in full in the case of retirement for a period of three years and in the case of death or disability for a period of one year, subject in each case to the stated term of the option. In the event an Outside Director's Board membership terminates for any other reason, such Director's options will expire.

     Other Information. The Board may terminate or suspend the Director Plan at any time but such termination or suspension shall not affect any options then outstanding. Unless sooner terminated by action of the Board, the Director Plan will terminate on March 29, 1999, but options outstanding on such date shall continue to be outstanding until the expiration of their terms. The Board may also amend the Director Plan as it deems advisable, but unless the Stockholders approve, no such amendment may materially increase the benefits to Outside Directors. In addition, no such amendment shall adversely affect any option theretofore granted under the Director Plan without the holder's consent.

OUTSIDE DIRECTOR PHANTOM STOCK PLAN

     In January of 1996, the Company adopted the MAPCO Inc. Outside Director Phantom Stock Plan (the "Phantom Plan"), effective as of January 1, 1996. All Outside Directors are eligible to participate in the Phantom Plan.

     Under the Phantom Plan, on June 1 of each year, each Outside Director of the Company will receive "phantom" shares of the Company's common stock ("Phantom Stock") equal to one-half of the amount of the then current Annual Retainer. In addition, an Outside Director may elect to have all or a part of the Annual Retainer Fee payable by the Company converted to Phantom Stock. The shares held as Phantom Stock are adjusted for cash dividends, stock dividends, stock splits, mergers and other changes in capitalization of the Company.

     The Phantom Plan is a cash-only plan which is intended to qualify for the exemption available under Rule 16b-3 of the Securities Exchange Act of 1934 ("Rule 16b-3") with respect to awards made pursuant to a formula set forth in the Plan and is to be administered so as to comply with Rule 16b-3. Directors have no rights as shareholders of the Company with respect to Phantom Stock granted under the Phantom Plan. The Phantom Plan is administered by the Compensation Committee of the Board of Directors and will terminate on the date of the Annual Meeting of Stockholders in 2006. The Phantom Plan may be amended, modified or terminated by the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total compensation paid or accrued by the Company for services provided during the fiscal years ended December 31, 1995, 1994 and 1993 to the Chief Executive Officer and the four other most highly compensated executive officers and two individuals who ceased to be executive officers of the Company in 1995 but whose compensation would have placed them in this group (the "named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                                          -------------
                                                       ANNUAL COMPENSATION                   AWARDS
                                            -----------------------------------------     -------------
                                                                         OTHER ANNUAL      SECURITIES        ALL OTHER
            NAME AND                                                     COMPENSATION      UNDERLYING       COMPENSATION
       PRINCIPAL POSITION          YEAR     SALARY ($)     BONUS ($)        ($)(2)        OPTIONS(#)(3)      ($)(4)(5)
- - ---------------------------------  -----    ----------     ---------     ------------     -------------     ------------
James E. Barnes                    1995       795,000             0              0           140,000             48,154
Chairman of the Board,             1994       720,000             0              0            89,419             34,886
  President & CEO                  1993       675,000     1,292,000          7,810            96,618             44,782

W. Jeffrey Hart                    1995       293,000             0              0            36,000             19,215
Senior Vice President,             1994       264,833             0              0            42,742             19,365
  Petroleum                        1993       253,000       449,000          4,657            75,085             20,825

David W. Bowman                    1995       249,000             0              0            30,000             17,011
Senior Vice President,             1994       239,000             0              0            24,685             12,132
  General Counsel & Secretary      1993       227,000       345,000             66            26,317             19,255

Joseph W. Craft III                1995       246,000             0              0            32,000             16,395
Senior Vice President,             1994       236,000             0              0            22,711             17,518
  Coal                             1993       225,000       316,000            288            26,430             19,099

Robert G. Sachse                   1995       233,000             0              0            34,000             11,429
Senior Vice President,             1994       207,000             0              0            17,755             15,336
  Natural Gas Liquids              1993       164,000       246,000                           16,220             13,932

Robert M. Howe(1)                  1995       390,000             0              0            75,000          1,010,283
President & COO                    1994       375,417             0              0            98,177             26,161
                                   1993       350,417       591,000          3,183            51,210             26,267

Frank S. Dickerson, III(1)         1995       243,000             0              0            33,934            469,064
Senior Vice President, Chief       1994       235,000             0              0            35,690             17,398
  Financial Officer & Treasurer    1993       227,000       345,000          1,599            26,108             19,255

- - ---------------

(1) Messrs. Howe and Dickerson elected to take early retirement from the Company effective December 31, 1995, and resigned as Executive Officers on September 1, 1995.

(2) Represents tax gross-up payments to an after-tax non-qualified defined contribution plan in 1993. Beginning in 1994, the Company no longer offered this plan.

(3) Under the 1989 Stock Incentive Plan, MAPCO has a replacement option feature providing for additional options to restore the potential future appreciation of any outstanding shares actually used to exercise an option, as well as shares forfeited for tax withholding ("Replacement Option"). Replacement Options are granted only in connection with stock-for-stock exchanges where an optionee exercises vested stock options with already owned stock of the Company. The Replacement Option which is received by the optionee is equal to the number of shares used to exercise the original options plus those shares forfeited for tax withholding. Replacement Options have terms substantially similar to the original option, including the same expiration date, except they have an exercise price per share equal to the fair market value of a share of common stock on the date the Replacement Option is granted. Replacement Options are not exercisable for at least six months from the date of grant for those granted prior to January 22, 1992 and 12 months for those granted on and after January 22, 1992. By recapturing the potential for future appreciation through the Replacement Options, key management is provided with the incentive to acquire shares rather than hold options until the end of the exercise period. Replacement Options are granted only to the extent existing shares held by the employee are exchanged to exercise options and accordingly, the total number of options granted never exceeds shareholder approved limits under the stock option plans. The CEO has set stock ownership targets for each key member of management including the named Executive Officers. The Replacement Option program has encouraged stock option exercises and helped to increase stock ownership of key management. The Replacement Option feature is also discussed below in the Compensation Committee Report on Executive Compensation.

(4) All Other Compensation includes Company matching contributions to the MAPCO Inc. & Subsidiaries Profit Sharing and Savings Plan (PSSP) and compensation paid to or on behalf of the named Executive Officers participating in a nonqualified defined contribution plan. Company matching contributions to the PSSP for 1995 on behalf of Messrs. Barnes, Hart, Bowman, Craft, Sachse, Howe and Dickerson were $11,441, $11,542, $11,433, $11,475, $11,429,
     $11,242 and $11,486 respectively. Compensation was paid to or on behalf of Messrs. Barnes, Hart, Bowman, Craft, Sachse, Howe and Dickerson of $36,713, $7,673, $5,578, $4,920, $0, $14,625 and $5,468 respectively for participation in a non-qualified defined contribution plan.

(5)  In connection with the early retirement of two of the named Executive

     Officers, Robert M. Howe received a lump sum Supplemental Retirement Agreement ("SRA") payment of $535,707 and a lump sum Supplemental Executive Retirement Plan ("SERP") payment of $430,277. The Company has also agreed to pay Mr. Howe for his consulting services for 24 months (based on his annual base salary as of December 31, 1995), all costs associated with COBRA premiums through June 30, 1997 (unless reemployed during this period), adequate office space and secretarial assistance for one (1) year, out-placement services up to $50,000 and reasonable consultant fees and expenses up to $25,000 (which would be deducted from the above
     $50,000 allocation for out-placement services.) For such consulting fees and expenses, an amount of $18,432 was paid by the Company in 1995. In the event of a "change in control" as defined in the Company's Employment Continuation Agreements (or if the Company should fail to make any payment as it shall become due), all payments due to Mr. Howe are immediately due and payable in a lump sum. Frank S. Dickerson, III received a lump sum severance payment of $40,110, a settlement payment of $185,000 and a lump sum SERP payment of $210,000. In addition, the Company has agreed to pay Mr. Dickerson for out-placement services up to $35,000, $17,000 of which was paid by the Company in 1995, and all costs associated with COBRA premiums through June 30, 1997 (unless reemployed during this period).

     The following table contains information concerning the grant of stock options during fiscal year 1995 to the named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                                    ------------------------------------------------------
                                                        % OF                                   GRANT DATE
                                      NUMBER OF        TOTAL                                      VALUE
                                     SECURITIES       OPTIONS                                 -------------
                                     UNDERLYING      GRANTED TO    EXERCISE                    GRANT DATE
                                       OPTIONS       EMPLOYEES       PRICE      EXPIRATION    PRESENT VALUE
               NAME                 GRANTED(#)(1)     IN 1995      ($/SHARE)     DATE(3)         ($)(4)
- - ----------------------------------  -------------    ----------    ---------    ----------    -------------
James E. Barnes...................      65,000           9.7%       53.0000       01/24/05       895,493
                                        75,000          11.2%       53.0000       01/25/98       604,859

W. Jeffrey Hart...................      18,000           2.7%       53.0000       01/24/05       247,983
                                        18,000           2.7%       53.0000       01/25/98       145,166

David W. Bowman...................      15,000           2.2%       53.0000       01/24/05       206,653
                                        15,000           2.2%       53.0000       01/25/98       120,972

Joseph W. Craft III...............      16,000           2.4%       53.0000       01/24/05       220,428
                                        16,000           2.4%       53.0000       01/25/98       129,039

Robert G. Sachse..................      17,000           2.5%       53.0000       01/24/05       234,205
                                        17,000           2.5%       53.0000       01/25/98       137,099

Robert M. Howe....................      35,000           5.2%       53.0000       12/31/98       195,149
                                        40,000           6.0%       53.0000       12/31/98       223,028

Frank S. Dickerson, III...........      15,000           2.2%       53.0000       08/31/98        69,861
                                        15,000           2.2%       53.0000       08/31/98        69,861
                                         3,934(2)        0.6%       54.2500       08/31/98        21,519

(1) The first line of the Options Granted column for each named Executive Officer denotes original grants made by the Compensation Committee which become exercisable in one-third increments over years four, five and six of the option. The second line denotes additional stock option awards ("Special Options") which vest upon the earlier of the attainment of early vesting target prices or the first, second or third anniversary date, respectively, from the date of the grant and expire on the day following the anniversary date if early vesting does not occur. The three year target prices for early vesting of the options are $62, $72 and $80 in 1995, 1996 and 1997, respectively. One-third of the Special Options expired January 25, 1996.

(2) The third line for Frank S. Dickerson, III denotes an automatic Replacement Option which becomes exercisable 12 months from the grant date. All grants include the Replacement Option feature. See footnote (3) of the Summary Compensation Table for further explanation regarding the Replacement Option feature.

(3) Original grants made by the Compensation Committee expire ten (10) years from the grant date. "Special Options" expire on three separate dates if specified target vesting prices are not met. Replacement Options have the same expiration date as the original options they have replaced.

(4) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation methods, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant

     Date Present Value: for all grants the option term is assumed to be six months after vesting, interest rates of 7.77% and 6.83%, volatility of 13.58% calculated by using daily stock prices for the calendar year 1995, and a dividend yield of 1.89% per share. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period.

     The following table contains information concerning aggregated stock option exercises during 1995 by the named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                               NUMBER OF
                                                                              SECURITIES         VALUE OF
                                                                              UNDERLYING       UNEXERCISED
                                         NUMBER OF                            UNEXERCISED      IN-THE-MONEY
                                        SECURITIES                            OPTIONS AT        OPTIONS AT
                                        UNDERLYING                             FY-END(#)       FY-END($)(3)
                                          OPTIONS             VALUE          EXERCISABLE/      EXERCISABLE/
                NAME                  EXERCISED(#)(1)     REALIZED($)(2)     UNEXERCISABLE     UNEXERCISABLE
- - ------------------------------------- ---------------     --------------     -------------     ------------
James E. Barnes......................          0                  0            279,941/         263,537/
                                                                               264,000          434,000
W. Jeffrey Hart......................          0                  0             88,330/          76,662/
                                                                                71,000          118,000
David W. Bowman......................          0                  0             56,213/         108,098/
                                                                                60,000          101,250
Joseph W. Craft III..................          0                  0             79,232/          67,074/
                                                                                63,000          104,500
Robert G. Sachse.....................          0                  0             23,226/          22,711/
                                                                                57,000           93,750
Robert M. Howe.......................          0                  0            279,413/         522,035/
                                                                                0*                0*
Frank S. Dickerson, III..............      4,666             65,324            109,336/         101,250/
                                                                                 3,934*           1,475*

- - ---------------

(1) Includes shares forfeited for the named Executive Officers' state and federal tax withholding obligations and shares tendered in payment of the option exercise prices.

(2) Includes value of shares forfeited by the named Executive Officer for state and federal tax withholding obligations.

(3) The value of the unexercised in-the-money options was calculated using the composite NYSE closing price on December 29, 1995 of $54.625.

 * In connection with the early retirement of Robert M. Howe and Frank S. Dickerson, III, all outstanding unvested options were accelerated, except for replacement options, from a grant prior to 1993.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of independent Outside Directors. The Committee is responsible for establishing and administering the Company's executive compensation programs.

COMPENSATION PHILOSOPHY

     The Committee's compensation philosophy is designed to support the Company's primary objective of creating value for shareholders. The Committee believes that the following compensation strategies for its Executive Officers achieve this objective:

     - Attract and retain talented executives -- The Company provides core compensation in the form of base salary and benefit programs that are comparable to those of peer companies (described below) and similarly-sized domestic general industry companies. The base salary target is generally established at the 50th percentile of peer company and general industry survey results. For higher levels of responsibility, the base salary component is a diminishing portion of the executive's potential total compensation.

     - Emphasize pay for performance -- The Incentive Compensation Plan ("ICP") described below establishes a significant relationship between current Company performance and incentive compensation, with substantial rewards possible for exceptional results and no reward for poor results.

     - Encourage management stock ownership -- The Committee firmly believes that long-term shareholder value will be significantly enhanced by management stock ownership. As a result, the Company's stock option program strongly encourages stock ownership by the Executive Officers.

     Section 162(m) of the Internal Revenue Code imposes a limitation on the deduction for certain Executive Officers' compensation unless certain requirements are met. The Committee has carefully considered the impact of this new tax law and has taken certain actions to preserve the Company's tax deduction with respect to any affected compensation. The Company's new ICP, which was approved by stockholders at the Company's 1995 Annual Meeting, is designed to qualify future payments for tax deductibility. In addition, the Company's stock option program currently qualifies for exemption from the deduction limit under the IRS transition rules, and the Committee intends to take such action in the future as is necessary to maintain such exempt status.

     The following are descriptions of the Company compensation programs for Executive Officers including the Chief Executive Officer ("CEO").

BASE SALARY

     The Company generally establishes base salary ranges by considering peer company and general industry information. The base salary targets are typically set at the 50th percentile.

     Peer companies, for compensation purposes, have been identified by the Company, with the assistance of outside consultants, as fourteen (14) companies with fairly comparable size and business activities to that of the Company. Seven (7) of these peer companies are also included in the S&P Energy Composite Index which is used in the Five Year Total Return Graph shown below. The principal reason the Company utilizes peer companies for compensation comparisons and the S & P Energy Composite Index for performance comparisons is that the 14 companies chosen by the Company for compensation comparisons more accurately reflect the Company's competition for executive talent.

     The base salary and performance of each Executive Officer is reviewed periodically (at least annually) by his immediate supervisor (or the Committee, in the case of the CEO) resulting in salary actions as appropriate. An Executive Officer's level of responsibility is the primary factor in determining base salary. Individual performance, years with the Company and peer company and general industry information are also considered in determining any salary adjustment. As compared to peer companies, the actual 1995 base salary of the CEO was above the 50th percentile and the actual 1995 base salaries of all other Executive Officers were slightly below the 50th percentile. The Committee reviews and approves all Executive Officer's salary adjustments as recommended by the CEO. The Committee reviews the performance of the CEO and establishes his base salary.

INCENTIVE AWARDS

     At the May, 1995 Annual Meeting, the Company's shareholders approved the MAPCO Inc. Incentive Compensation Plan (the "ICP"). The ICP replaced the Company's Annual Incentive Compensation Plan, effective as of January 1, 1995. The ICP includes a short-term component in which only the ten individuals in senior management (the "Senior Management Team") participated during 1995 and a potential long-term award (3 years) for the Executive Officers and fourteen (14) other key employees. For 1995, the performance measure selected by the Committee for a short-term award under the ICP was earnings per share. In the event the Company's earnings per share for 1995 met or exceeded a certain targeted level, the Senior Management Team would receive an incentive award under the ICP for 1995 based upon salary level, the Committee's determination of the individual's position and level of responsibility and the Committee's assessment of the individual's impact upon the Company's financial success. Long-term awards under the ICP are payable only in the event the Company's earnings per share reach certain targeted levels for 1997. The Committee has absolute discretion in reducing or eliminating the amount of an award for any individual included in the Plan. Because Company performance failed to achieve targeted levels, no awards were paid under the ICP for 1995.

STOCK OPTION PROGRAM

     The Company's current stock option program is designed to align management interests with those of shareholders. In furtherance of this objective, nonqualified stock options were granted in 1995, with the exercise price equal to the market price on the date of grant. In addition, during 1995, ten (10) individuals which comprised the Senior Management Team ("SMT") for the Company received additional stock option awards ("Special Options"). The Special Options are exercisable one year from the date of the grant or earlier if the Company's stock price meets or exceeds targeted values. Upon retirement of three members of the SMT in 1995, vesting of the Special Options was accelerated for those individuals. The SMT is now comprised of only seven (7) individuals (the Chairman and all Senior Vice Presidents of the Company) and is called the Senior Leadership Team ("SLT").

     After a lengthy vesting period, regular stock options only have value if the price of the Company's stock has appreciated in value from the date the stock options were granted. Special Options vest upon the earlier of the attainment of early vesting target prices or the first, second or third anniversary date, respectively, from the date of the grant and expire on the day following the anniversary date if early vesting does not occur. The three year target prices for early vesting of the options are $62, $72 and $80 in 1995, 1996 and 1997, respectively. If accelerated vesting occurs, the options are treated as regular NQO's, are eligible for replacement option grants and have ten-year terms.

     The Company's stock option program is designed to encourage early exercise of options and retention of the issued stock, by including a reload option feature ("replacement option"). The Company also emphasizes stock retention by the CEO establishing a target level of stock ownership for each Executive Officer and other key employees. The replacement option feature provides for a new option for each share of Company stock tendered to satisfy an option exercise price. The replacement option, granted at an exercise price equal to the then current market price, is for the number of shares exchanged to exercise the original options, plus shares withheld for taxes, and is exercisable for the remainder of the original option term. As a result of this design, early exercise and retention of stock is encouraged but stock option recipients can never obtain more shares of stock than represented by the original option grants. In addition, the Company is required to purchase shares in the open market equivalent to the number of shares issued under the stock option program.

     The level of stock option grants for Executive Officers (other than the CEO) is determined by the Committee each year in consultation with the CEO. Awards for the CEO, other Executive Officers and other groups of employees are determined by giving equal consideration to their base salary, level of responsibility, and peer company long-term compensation information. 1994 option grants were used as the guideline in determining the Company's 1995 awards to Executive Officers. Due to the Special Options program, the Company's 1995 awards were at the high end of the range for option awards granted by peer companies.

     Since institution of the replacement option program and stock ownership targets in 1990, current Executive Officer stock ownership has increased by 473% to a total of 413,444 shares.

CEO COMPENSATION

     Mr. Barnes' compensation for 1995 consisted of the same three components described above for all Executive Officers: base salary, incentive compensation and stock option awards (in addition to participation in the benefit programs). Based upon the Committee's subjective determination of his performance, Mr. Barnes received a base salary increase of 8.2% in 1995. He had not received an increase in base salary during the previous 15 months. His 1995 base salary range was determined by considering peer company and general industry information. His actual base salary was established within the salary range by reference to his performance and years of service. The Committee took into account the fact that Mr. Barnes has been CEO of MAPCO since 1984 and, during that time period, total shareholder return (stock price appreciation and dividends) has averaged 19% per year.

     Mr. Barnes' incentive award is determined in the same manner as described above. Because actual Company performance failed to achieve targeted performance levels, Mr. Barnes did not receive an incentive award for 1995.

     Pursuant to the stock option program described above, Mr. Barnes was granted 65,000 non-qualified stock options in 1995. In addition, he received Special Options of 75,000, of which 25,000 have now expired.

               Samuel F. Segnar, Chairman
               Malcolm T. Hopkins
               Donald L. Mellish
               Robert L. Parker
               Herman J. Schmidt

PERFORMANCE GRAPH

     The following performance graph reflects yearly percentage changes in the Company's cumulative total stockholder return on Common Stock for the five fiscal years ended December 31, 1995, as compared with the cumulative total return of the S&P 500 Stock Index and the S&P Energy Composite Index. The graph assumes that $100 was invested on January 1, 1991 in the Company's Common Stock and in each of the referenced indices and assumes reinvestment of dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                      MAPCO, S&P 500 and Energy Corporate

                                   [GRAPH]

         Measurement Period                                                      S&P Energy
        (Fiscal Year Covered)              MAPCO Inc.          S&P 500           Composite
             1990                            100                100                100
             1991                            148                130                108
             1992                            133                140                110
             1993                            153                154                127
             1994                            131                156                132
             1995                            142                213                172

PENSION PLAN

     The pension plan, in which all eligible employees, including Executive Officers, participate, does not require or permit employees to make contributions. Contributions to the pension plan in respect of any person are not and cannot be separately or individually calculated.

        PENSION TABLE -- ANNUAL BENEFIT PAYABLE AT NORMAL RETIREMENT AGE

 AVERAGE                                     YEARS OF SERVICE
  ANNUAL       -----------------------------------------------------------------------------
COMPENSATION      10           15           20           25            30             35
- - ------------   --------     --------     --------     --------     ----------     ----------
$  100,000     $ 17,708     $ 26,561     $ 35,415     $ 44,269     $   53,123     $   61,976
$  250,000       46,958       70,436       93,915      117,394        140,873        164,351
$  500,000       95,708      143,561      191,415      239,269        287,123        334,976
$1,000,000      193,208      289,811      386,415      483,019        579,623        676,226
$1,250,000      241,958      362,936      483,915      604,894        725,873        846,851
$1,500,000      290,708      436,061      581,415      726,769        872,123      1,017,476
$1,750,000      339,458      509,186      678,915      848,644      1,018,373      1,188,101
$2,000,000      388,208      582,311      776,415      970,519      1,164,623      1,358,726

     The Pension Table above shows approximate total retirement benefits (expressed as an annual straight-life annuity) based on employment with the Company for an employee covered by the qualified and non-qualified retirement plans. "Average annual compensation" is determined with reference to the base salary and bonus compensation disclosed in the Summary Compensation Table, except as described below for Messrs. Barnes and Howe. Average annual compensation levels are the average base salary and bonus compensation for the three highest consecutive years of the 10 years immediately before retirement date. The normal retirement date is at age 65, 66 or 67, depending upon the participant's birth year. The benefit amounts listed in the table are not subject to reduction for Social Security benefits or on any other basis except as noted below.

     At December 31, 1995, Messrs. Barnes, Hart, Bowman, Craft, Sachse, Howe and Dickerson were credited with 12.58, 16.17, 8.72, 15.33, 13.93, 11.08 and 8.65 years of service, respectively.

     In addition, Messrs. Barnes and Howe are, pursuant to separate retirement agreements, credited with additional service equal to service earned with their prior employer (26 and 20 years, respectively). Such service is applied with reference to a modified base salary and bonus compensation at the Company which reflects only 50% of their promotion pay increases and bonus compensation. This additional retirement benefit is reduced by the retirement benefit earned by Messrs. Barnes and Howe at their prior employer. On December 3, 1993, the Board of Directors approved an amendment to the retirement agreement of Mr. Howe to provide for vesting of benefits thereunder effective as of December 31, 1993. Retirement benefits under the supplemental retirement agreement would have vested on December 1, 1994; however, by accelerating vesting into the calendar year 1993, both the Company and Mr. Howe avoided increased tax liability which would have been incurred in 1994 under the Omnibus Budget Reconciliation Act of 1993.

     Upon Mr. Howe's retirement, effective as of September 1, 1995, Mr. Howe was paid in full for benefits accumulated under the supplemental retirement agreement.

EMPLOYMENT CONTINUATION AGREEMENTS

     The Company has entered into Employment Continuation Agreements (the "Agreements") with seven (7) of its Executive Officers (the "Officers"), including Messrs. Barnes, Hart, Bowman, Craft and Sachse. Although Mr. Dickerson also had such an Agreement with the Company, upon his election to take early retirement, the Agreement was terminated. In addition, upon the retirement of Mr. David S. Leslie, Senior Vice President -- Corporate Affairs and Assistant to the Chief Executive Officer, in October of 1995, his Agreement expired as well. Mr. Howe's Agreement terminated with his election to take early retirement but the termination was not effective until December 31, 1995.

     The Agreements with the Executive Officers replaced similar agreements which expired on December 31, 1989. The Agreements were automatically extended on January 1, 1994, and will continue to automatically extend each January 1 thereafter unless, not later than October 1 of the preceding year, the Company shall have given notice that it does not wish to extend the Agreement and provided that if a Change in Control (as defined below) occurs, the Agreements shall automatically continue for twenty-four months beyond the month in which such Change in Control occurred. In September of 1994, the Board determined that Agreements for 1995 and beyond would be limited to the Senior Management Team, now called the Senior Leadership Team, (the Chairman, President and Senior Vice Presidents of the Company). Under each Agreement, the Officer is obligated to remain in the Company's employ for the earliest of (a) nine months following the occurrence of a Potential Change in Control, (b) the date of a Change in Control, (c) the date the Officer terminates his employment by reason of Death, Disability or Retirement, or (d) the termination by the Company of the Officer's employment.

     For purposes of the Agreements, a "Change in Control" shall be deemed to have occurred if (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote; or (ii) during any period of two consecutive years (not including any period prior to the execution of the Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii) or (iv) of this Paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, more than 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

     For purposes of the Agreements, a "Potential Change in Control" shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
(ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or (iii) any person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company (or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), who is or becomes the beneficial owner, directly or indirectly, of securities of the corporation representing 10% or more of the combined voting power of the Company's then outstanding securities, increases such person's beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or (iv) the Board of Directors of the Company adopts a resolution to the effect that, for purposes of the Agreement, a Potential Change in Control has occurred.

     If, within two (2) years following a Change in Control, an Officer's employment is terminated by the Company (other than for cause, as defined in the Agreements, or on account of the Officer's Death, or Disability) or by the Officer for other than Good Reason as defined in the Agreement, the Company will pay the Officer the following amounts (the "Severance Payment"):

          (a) A single sum payment equal to the product of three (3) times the sum of (i) the Officer's then current annual salary, plus (ii) the highest annual incentive compensation payment for the current calendar year or any of the last three (3) years, plus (iii) awards paid under the Company's Performance Bonus Plan or any successor thereto.

          (b) A single sum cash payment equal to the product of (x) and (y) where (x) equals the difference between (1) the closing price per share of the Company's Common Stock on the New York Stock Exchange Consolidated Tape (the "NYSECT") on the day immediately prior to the Change in Control of the Company and (2) the lowest closing price per share of the Company's common stock on the NYSECT on any day during the 60-day calendar day period immediately preceding the Change in Control of the Company and where (y) equals three (3) times the highest number of shares of the Company's common stock subject to any stock option granted to the Officer within 24 months of the Change in Control of the Company.

          (c) All reasonable and appropriate legal fees and expenses incurred by the Officer as a result of such termination (including all such fees and expenses, if any, reasonably incurred in contesting or disputing by arbitration or otherwise, any such termination or in seeking to obtain or enforce any right or benefit provided by the Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code"), to any payment or benefit provided under the Agreement); and

          (d) For a thirty-six (36) month period after the Date of Termination, the Company shall provide the Officer with benefits substantially similar to those which the Officer was receiving or entitled to receive under the Company's life, disability, accident and group health insurance plans or any similar plans in which the Officer was participating immediately prior to the Date of Termination at a cost to the Officer which is no greater than that cost to the Officer in effect at the Date of Termination.

          (e) In addition to the retirement benefits to which the Officer is entitled under the Supplemental Executive Retirement Plan ("SERP") and the Long-Term Incentive Plan ("LIP") or any successor plan thereto, the Company shall pay a single sum amount, in cash, equal to the actuarial equivalent of the excess of (x) over (y) where (x) is the amount of the retirement pension (determined as a straight-life annuity commencing at Normal Retirement Age as defined in the MAPCO Pension Plan) which the Officer would have accrued under the terms of the SERP (without regard to any amendment to the SERP made subsequent to a Change in Control and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if the Officer were fully vested thereunder and had accumulated (after the Date of Termination) thirty-six (36) additional months of service credit thereunder at the Officer's highest annual rate of compensation during the twelve (12) months immediately preceding the Date of Termination, and where
     (y) is the amount of any vested retirement pension (determined as a straight-life annuity commencing at Normal Retirement Age) which the Officer had then accrued pursuant to the provisions of the SERP.

          (f) In addition to the retirement benefit the Officer is entitled to under the MAPCO Inc. and Subsidiaries Profit Sharing and Savings Plan, the Company shall pay the Officer a single sum amount, in cash, equal to eighteen percent (18%) times the Officer's highest annual rate of compensation during the twelve (12) months immediately preceding the Officer's Date of Termination.

     The Company has also agreed to pay the Officer an additional amount ("Gross-Up Payment") such that the net amount retained by the Officer upon the payments provided under the Agreement, after deduction of federal, state and local income tax and any tax imposed by Section 4999 of the Internal Revenue Code of 1986, as Amended (up to 20%), shall be equal to the Severance Payment.

     On January 31, 1990, the Board of Directors of the Company approved amendments to the Employment Continuation Agreements to provide that in the event of termination following a Change in Control, the benefits under the Company's SERP shall be determined as of the earliest possible retirement date using actuarial equivalents as defined in the Amendments.

     In addition to this change, an Amendment to the Employment Continuation Agreement of Mr. Barnes clarifies that in the event of termination following a Change in Control (1) retirement benefits, including that payable under the Supplemental Retirement Agreement ("SRA"), are calculated based upon the earliest permitted retirement date and (2) SRA benefits are payable in a single sum based upon actuarial equivalents, as defined in the Amendments. An additional amendment to the Employment Continuation Agreement of Mr. Barnes was entered into in 1991 to coordinate changes made in supplemental retirement agreements as discussed above.

                 APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has, by resolution, selected Deloitte & Touche LLP independent auditors to audit the books, records and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1996. Accordingly, this selection is being presented to the Stockholders for approval at this Annual Meeting.

     The firm of Deloitte & Touche LLP has audited the Company's books annually since 1969, has offices in or convenient to the localities where the Company or its subsidiaries operate and is considered to be well qualified. If the Stockholders do not approve the selection of Deloitte & Touche LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

     Audit services performed by Deloitte & Touche LLP during 1995 included examinations of the Consolidated Financial Statements of the Company and its subsidiaries, limited reviews of interim financial information, services related to filings with the Securities and Exchange Commission and consultations on matters related to accounting, financial reporting, taxation and general business advice.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders at which time they will have an opportunity to make a statement and will be available to respond to any appropriate questions from the floor.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF DELOITTE & TOUCHE LLP TO AUDIT THE COMPANY'S BOOKS.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of Stockholders intended to be presented at the Company's 1997 Annual Meeting of Stockholders, which is anticipated to be held on May 28, 1997, must be received at the principal executive offices of the Company, 1800 South Baltimore Avenue, Tulsa, Oklahoma 74119, on or before December 31, 1996 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     As of the time of preparation of this Proxy Statement, the Company has not been informed of any business to be presented by or on behalf of the Company or its management for action at the meeting other than those listed in the Notice of Annual Meeting. If any other business properly comes before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies.

                                            By Order of the Board of Directors

                                            DAVID W. BOWMAN
                                            Senior Vice President, General
                                            Counsel
                                            and Secretary

April 10, 1996
Tulsa, Oklahoma

     A COPY OF THE COMPANY'S 1995 FORM 10-K REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: VICE PRESIDENT, TREASURER AND INVESTOR RELATIONS, MAPCO INC., P. O. BOX 645, TULSA, OKLAHOMA 74101-0645. STOCKHOLDERS ARE ALSO ENCOURAGED TO ACCESS COMPANY INFORMATION THROUGH THE COMPANY'S HOME PAGE AT HTTP://WWW.MAPCOINC.COM ON THE INTERNET.

                                   MAPCO INC.

     PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, MAY 29, 1996

The undersigned hereby appoints James E. Barnes, David W. Bowman and James N. Cundiff, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of MAPCO Inc. held on record by the undersigned on March 22, 1996, at the Annual Meeting of Stockholders to be held on May 29, 1996, or any adjournment thereof.

     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3.


                                   MAPCO INC.

     PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, MAY 29, 1996

The undersigned hereby appoints James E. Barnes, David W. Bowman and James N. Cundiff, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of MAPCO Inc. held on record by the undersigned on March 22, 1996, at the Annual Meeting of Stockholders to be held on May 29, 1996, or any adjournment thereof.

     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3.

                                   MAPCO INC.

     PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, MAY 29, 1996

The undersigned hereby appoints James E. Barnes, David W. Bowman and James N. Cundiff, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of MAPCO Inc. held on record by the undersigned on March 22, 1996, at the Annual Meeting of Stockholders to be held on May 29, 1996, or any adjournment thereof.

     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 and 3.

                                   MAPCO INC.
           PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. ELECTION OF DIRECTORS         For  Withheld            2. Approve the selection of Deloitte &      For   Against  Abstain
       Nominees:                                             Touche LLP as Independent Auditors
  Samuel F. Segnar        Harry A. Fischer, Jr.
  James E. Barnes         Frank T. MacInnis



To withhold authority to vote for one or more individual nominees, write the nominee name(s) on the line below.

- - --------------------------------------------------------------------------------

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


                                        Dated ________________________, 1996
                                        Please Sign Here and Return Promptly

                                        ________________________________________

                                        ________________________________________

                                        Please sign exactly as your name or
                                        names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.


                                   MAPCO INC.
           PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. ELECTION OF DIRECTORS         For  Withheld            2. Approve the selection of Deloitte &      For   Against  Abstain
       Nominees:                                             Touche LLP as Independent Auditors
  Samuel F. Segnar        Harry A. Fischer, Jr.
  James E. Barnes         Frank T. MacInnis



To withhold authority to vote for one or more individual nominees, write the nominee name(s) on the line below.

- - --------------------------------------------------------------------------------

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


                                        Dated ________________________, 1996
                                        Please Sign Here and Return Promptly

                                        ________________________________________

                                        ________________________________________

                                        Please sign exactly as your name or
                                        names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.


                                   MAPCO INC.
           PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. ELECTION OF DIRECTORS         For  Withheld            2. Approve the selection of Deloitte &      For   Against  Abstain
       Nominees:                                             Touche LLP as Independent Auditors
  Samuel F. Segnar        Harry A. Fischer, Jr.
  James E. Barnes         Frank T. MacInnis



To withhold authority to vote for one or more individual nominees, write the nominee name(s) on the line below.

- - --------------------------------------------------------------------------------

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


                                        Dated ________________________, 1996
                                        Please Sign Here and Return Promptly

                                        ________________________________________

                                        ________________________________________

                                        Please sign exactly as your name or
                                        names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.